    As filed with the Securities and Exchange Commission on October 3, 1996

                                                        Registration No. 333-656

--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                ---------------------

                                   Amendment No. 4

                                          to
                                       Form S-3
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                ---------------------

                         AMERICAN RESOURCES OF DELAWARE, INC.
                  (Exact name of registrant as specified in charter)


              Delaware                         86-0713506
    (State or other jurisdiction             (I.R.S. Employer
         of incorporation or              Identification Number)
            organization)

                                            Mr. Rick G. Avare
          160 Morgan Street                     President
         Post Office Box 87                American Resources of
     Versailles, Kentucky 40383               Delaware, Inc.
         (606) 873-5455                     160 Morgan Street
      (Address, including zip               Post Office Box 87
    code, and telephone number,          Versailles, Kentucky 40383
       including area code, of                (606) 873-5455
       registrant's principal          (Name, address, including zip
         executive offices)             code, and telephone number,
                                       including area code, of agent
                                                 for service)


                                       Copy to:
                                 Harry S. Stahl, Esq.
                                   McKenna & Stahl
                             2603 Main Street, Suite 1010
                            Irvine, California  92714-6232
                                    (714) 752-2800


                               [Page 1 of Facing Page]

4.6 Warrant Agreement dated as of November 10, 1994 between American Resources of Delaware, Inc. and GFL Ultra Fund, Ltd. (7)

4.7 Specimen of Company's October 1995 Private Placement Subscription Agreement and Warrant *

4.8 Specimen of Company's June 1996 Private Placement Subscription Agreement and Warrant*


5 Opinion of McKenna & Stahl as to the legality of securities being registered*

10.1     1994 Compensatory Stock Option Plan, as amended *

10.2     1994 Employee Stock Compensation Plan *

10.3 Purchase and Sale Agreement dated July 3, 1996, between the Company, Southern Gas of Delaware, Inc. and Century Offshore Management Corporation.*


10.4 Purchase and Sale Agreement dated July 3, 1996, between the Company, Southern Gas of Delaware, Inc. and Century Offshore Management Corporation.*

24.1     Consents of KPMG Peat Marwick LLP

24.2     Consent of William D. Briggs, CPA*

24.3     Consent of McKenna & Stahl (included in Exhibit 5)*

24.4     Consent of Richard Russell & Associates*

25       Power of Attorney *
----------------------

*    Previously filed.

(1) Incorporated by reference to Exhibit 3.1 in the Company's Registration Statement on Form 10-SB, File No. 0-21472, declared effective on August 19, 1993 (the "Form 10-SB").

(2) Incorporated by reference to Exhibit 3.2 to the Company's Form 10-SB.

(3) Incorporated by reference to Exhibit 3 to the Company's Form 10-QSB for the quarterly period ended September 30, 1994 (the "September 1994 Form 10-QSB").

(4) Incorporated by reference to identical exhibit number to the Company's Form 10-SB.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on the 1st day of October, 1996.


                             AMERICAN RESOURCES OF DELAWARE, INC.

                             By: \s\ RICK G AVARE
                                 --------------------------
                                 Rick G. Avare
                                 President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                              Title                        Date
---------                              -----                        ----

\s\ DOUGLAS L. HAWTHORNE *      Chairman of the Board        October 1, 1996
-----------------------------
Douglas L. Hawthorne

\s\ RICK G. AVARE               Director, President          October 1, 1996
-----------------------------   and Chief Executive
Rick G. Avare                   Officer

\s\ JEFFREY J. HAUSMAN *        Chief Financial              October 1, 1996
-----------------------------   Officer (Principal
Jeffrey J. Hausman              Accounting Officer)

\s\ DAVID FOX, JR.  *           Director                     October 1, 1996
-----------------------------
David Fox, Jr.

\s\ LEONARD K. NAVE  *          Director                     October 1, 1996
-----------------------------
Leonard K. Nave

\s\ DONALD L. SCHELLPFEFFER *   Director                     October 1, 1996
-----------------------------
Donald L. Schellpfeffer


*By:    \S\ RICK G. AVARE
        ---------------------
        Rick G. Avare
        Attorney-in-Fact

4.4           Certificate of Designations of 6%
              Junior Cumulative Convertible Preferred
              Stock, Series B of American Resources
              of Delaware, Inc. (5)

4.5           Warrant Agreement dated as of October 6,
              1994 between American Resources of
              Delaware, Inc. and GFL Ultra Fund, Ltd. (6)

4.6           Warrant Agreement dated as of November
              10, 1994 between American Resources
              of Delaware, Inc. and GFL Ultra Fund, Ltd. (7)

4.7           Specimen Company's October 1995 Private
              Placement Subscription Agreement
              and Warrant *

4.8           Specimen of Company's June 1996 Private Placement
              Subscription Agreement and Warrant*


5             Opinion of McKenna & Stahl as to the
              legality of securities being registered*

10.1          1994 Compensatory Stock Option Plan,
              as amended *

10.2          1994 Employee Stock Compensation Plan *

10.3 Purchase and Sale Agreement dated July 3, 1996, between the Company, Southern Gas of Delaware, Inc.
              and Century Offshore Management Corporation.*


10.4 Purchase and Sale Agreement dated July 3, 1996, between the Company, Southern Gas of Delaware, Inc.
              and Century Offshore Management Corporation.*

24.1          Consents of KPMG Peat Marwick LLP

24.2          Consent of William D. Briggs, CPA*

24.3          Consent of McKenna & Stahl
              (included in Exhibit 5)*

24.4          Consent of Richard Russell & Associates*

25            Power of Attorney *

-----------------------

*    Previously filed.


                                      II-10